UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of report (Date of earliest event reported)     July 28, 2005
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                           ASTRATA GROUP INCORPORATED
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             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)


           000-32475                                 84-1408762
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   (Commission File Number)               (IRS Employer Identification No.)


1801 Century Park East, Suite 1830, Los Angeles, California       90067-2320
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          (Address of Principal Executive Offices)                (Zip Code)


                                 (310) 282-8646
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, If Changed Since Last Report)


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                            SECTION 8 -- OTHER EVENTS

Item 8.01  Other Events

            On July 28, 2005, ASTRATA GROUP INCORPORATED, a Nevada corporation ("Astrata"), announced that it has been awarded a contract by Italy's Motivegeeks for 3,600 Geolocation Platform (GLP) units. The first 12 months of the agreement is designed to generate US$1.55 million from product sales and recurring revenue, and, in subsequent years, to yield recurring revenues to the Astrata Group of US$1.5 million per annum. Under the contract, Motivegeeks, a specialist security and vehicle tracking organization, will distribute the Astrata-GLP for asset tracking and fleet management applications throughout Italy. Shipments are set to begin in September 2005.

                 SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

            A copy of the press release is attached hereto as Exhibit 99.1.


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 28, 2005                      ASTRATA GROUP INCORPORATED


                                           By:      /s/ Trevor Venter
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                                                    Trevor Venter
                                                    Chief Executive Officer

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